               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

               Quest Diagnostics Incorporated
..................................................................
     (Name of Registrant as Specified In Its Charter)


..................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

Quest Diagnostics Incorporated
One Malcolm Avenue
Teterboro, New Jersey 07608
(201) 393-5000

[QUEST DIAGNOSTICS LOGO]

                       ----------------------------------
       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 4, 2004
                        --------------------------------

To the Stockholders of Quest Diagnostics Incorporated:

The 2004 Annual Meeting of Stockholders of Quest Diagnostics Incorporated will be held on Tuesday, May 4, 2004 at 10:30 A.M., local time, at the Short Hills Hilton, 41 John F. Kennedy Parkway, Short Hills, New Jersey, for the following purposes:

1. To elect three directors for a three-year term.

2. To ratify the selection of PricewaterhouseCoopers LLP as the independent auditor to audit the financial statements of Quest Diagnostics for the year ending December 31, 2004.

3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

These matters are more fully described in the proxy statement accompanying this Notice.

Your Board of Directors has fixed the close of business on March 8, 2004, as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting, and any notice of adjournments or postponements of the annual meeting.

                                            By Order of the Board of Directors

                                            Sirisha Gummaregula
                                            Sirisha Gummaregula
                                            Secretary

April 12, 2004

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. ALTERNATIVELY, STOCKHOLDERS OF RECORD MAY VOTE BY TELEPHONE BY CALLING 1-800-542-1160 OR ON THE INTERNET AT WWW.VOTEFAST.COM. EACH PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE ANNUAL MEETING.

This notice and the proxy statement are dated April 12, 2004, and are first being mailed to stockholders on or about April 13, 2004.

                                Proxy Statement

                         -----------------------------

            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 4, 2004

                         -----------------------------

    This proxy statement is furnished in connection with the solicitation by the Board of Directors of Quest Diagnostics Incorporated of proxies for use at the 2004 annual meeting of stockholders of Quest Diagnostics to be held on Tuesday, May 4, 2004, and at any adjournments or postponements of the annual meeting, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. This proxy statement and the accompanying proxy card are first being mailed to stockholders on or about April 13, 2004. Quest Diagnostics Incorporated is referred to in this proxy statement as 'Quest Diagnostics,' 'we' or the 'Company.'

    Only holders of record of shares of Quest Diagnostics common stock, par value $.01 per share, at the close of business on March 8, 2004, are entitled to notice of the annual meeting and to vote on all matters presented at the annual meeting. On that date, there were issued, outstanding and entitled to vote 103,793,474 shares of common stock held by approximately 5,800 stockholders of record. Each share of common stock is entitled to one vote, voting as one class. A majority of the shares of Quest Diagnostics common stock issued and outstanding at March 8, 2004, constitutes a quorum for the transaction of business.

    All proxies on the enclosed card which are properly executed and returned to Quest Diagnostics or are properly voted by telephone or Internet will be voted as provided therein at the annual meeting and any and all adjournments thereof. Signed, unmarked proxies will be voted FOR the election of the Board's nominees (Proposal 1); and FOR ratification of the selection of PricewaterhouseCoopers LLP as the independent auditor to audit the financial statements of Quest Diagnostics for the year ending December 31, 2004 (Proposal 2). A stockholder executing and returning a proxy may revoke it at any time before it has been voted by filing with the Secretary of Quest Diagnostics at One Malcolm Avenue, Teterboro, New Jersey 07608 a written notice of revocation or a duly executed proxy bearing a later date or by attending the annual meeting and voting in person.

    The required vote FOR election of directors (Proposal 1) is a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. The required vote FOR approval of ratification of the selection of auditors (Proposal 2) is the affirmative vote of a majority of the shares casting votes on the proposal (whether present in person or represented by proxy) provided that the total votes cast on the proposal represent over 50% of all shares entitled to vote on the proposal. Any proxy that is properly executed and returned to Quest Diagnostics and marked abstain as to any matter will, nevertheless, be counted in determining whether a quorum is present at the annual meeting. The number of shares abstaining on each proposal is counted and reported as a separate total. Broker non-votes are included in the determination of the number of stockholders present at the meeting for quorum purposes but are not counted in the tabulation of votes cast on proposals presented to stockholders.

    Quest Diagnostics management does not know of any matters to be brought before the annual meeting other than Proposals 1 and 2. Quest Diagnostics' By-Laws generally provide that no matters may be brought before any stockholder meeting by a stockholder unless the proponent is a stockholder as of the record date and Quest Diagnostics has received notice of the proposed matter, no later than February 15 of the year in which the annual meeting is held, at its principal executive office. Quest Diagnostics has not received notice of a proposal from any stockholder.

    Officers and employees of Quest Diagnostics may solicit proxies by mail, telephone, facsimile transmission or telegraph, or in person, for which they will receive no special compensation. Quest Diagnostics will bear all expenses for the preparation, printing and use of Quest Diagnostics' proxy materials and for the solicitation of proxies for the annual meeting. In addition, Quest Diagnostics
                       Quest Diagnostics Incorporated   2004 Proxy Statement   1
has retained Georgeson Shareholder Communications Inc. to assist in the solicitation for a fee of $12,000 and reimbursement of its reasonable out-of-pocket expenses. No portion of the proxy solicitor's fee is dependent on the number of shares voting in favor of (as opposed to those voting against or abstaining) any matter being submitted for approval at the annual meeting. Banks, brokerage houses and other institutions, nominees and fiduciaries will be requested to forward the proxy materials to beneficial owners of Quest Diagnostics stock, and to obtain authorizations for the execution of proxies. Quest Diagnostics will, upon request, reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to beneficial owners.

    Quest Diagnostics' 2003 Annual Report to Stockholders has been distributed to stockholders and is not deemed a part of the materials for the solicitation of proxies.

PROPOSAL NO. 1 ELECTION OF DIRECTORS

    The Restated Certificate of Incorporation of Quest Diagnostics provides that the Board of Directors shall consist of not less than three nor more than twelve directors, the exact number to be determined from time to time by resolution of the Board of Directors. The Board presently consists of eleven directors. The Restated Certificate of Incorporation further provides for three classes of directors having staggered terms of office, each class consisting, so far as possible, of one-third of the number of directors required at the time to constitute a full Board. If the number of directors may not be evenly divided into thirds, the Board of Directors shall determine which class or classes shall have one extra director.

    At the annual meeting of stockholders, three directors will be elected to hold office until the 2007 annual meeting of stockholders and until their respective successors shall have been duly elected and qualified or until the directors' earlier resignation or removal.

    Each of the nominees has consented to serve if elected. Certain information as of March 1, 2004 concerning each of the nominees and continuing directors and their business experience during the past five years is provided following the tables below which was confirmed by them for inclusion in this proxy statement.

    It is the intention of the persons named on the accompanying proxy card to vote for the election of the nominees unless a stockholder has withheld such authority. Quest Diagnostics management has no reason to believe that any nominee will not be available to serve his or her prescribed term. However, the persons named on the proxy card will have the discretionary authority, pursuant to a recommendation from the Governance Committee and nomination of the Board of Directors, to vote for substitutes if any nominee is unable or unwilling to serve.

    The following table identifies the three persons nominated by the Board of Directors, upon the recommendation of the Governance Committee, for election to the Board of Directors at the annual meeting of stockholders.

NOMINEES FOR THE BOARD WITH TERMS EXPIRING AT THE 2007 ANNUAL MEETING

                                                          Position with
                     Name                               Quest Diagnostics              Age
                     ----                               -----------------              ---
John C. Baldwin...............................   None                                  56
William R. Grant..............................   Director                              79
Surya N. Mohapatra............................   President and Chief Operating         54
                                                 Officer and Director

    The following tables list the seven directors whose terms will expire after the annual meeting. Kenneth D. Brody and Mary A. Cirillo, each of whose term expires at the 2004 annual meeting, will retire from the Board of Directors as of May 4, 2004, thus reducing the number of directors to ten. While they are not included in the tables below, their biographies do appear in this proxy statement.

2   Quest Diagnostics Incorporated   2004 Proxy Statement

MEMBERS OF THE BOARD CONTINUING IN OFFICE WITH TERMS EXPIRING AT THE 2005 ANNUAL MEETING

                                                                Position with
                            Name                              Quest Diagnostics         Age
                            ----                              -----------------         ---
William F. Buehler..........................................      Director              64
Rosanne Haggerty............................................      Director              43
Dan C. Stanzione............................................      Director              58

MEMBERS OF THE BOARD CONTINUING IN OFFICE WITH TERMS EXPIRING AT THE 2006 ANNUAL MEETING

                                                            Position with
                        Name                              Quest Diagnostics        Age
                        ----                              -----------------        ---
James F. Flaherty III...............................  Director                     46
Kenneth W. Freeman..................................  Chairman of the Board,       53
                                                      Chief Executive Officer
                                                      and Director
Gail R. Wilensky....................................  Director                     60
John B. Ziegler.....................................  Director                     58

JOHN C. BALDWIN, M.D. is Associate Provost for Health Affairs at Dartmouth College and Professor of Surgery at Dartmouth Medical School. From 1994 to 1998, Dr. Baldwin was the head of the surgical programs at Baylor College of Medicine and its affiliated hospitals. Dr. Baldwin was also the Governor of the American College of Surgeons from 1991 through 1997 and the President of the International Society of Cardiothoracic Surgeons in 1999. Dr. Baldwin has served as the Vice-Chair of the Board of Overseers of Harvard University.

KENNETH D. BRODY is the co-founder and principal of Taconic Capital Advisors, a New York private investment firm. He was also the founding partner of Winslow Partners LLC, a Washington, D.C. private investment firm. From 1993 to early 1996, he was the chairman and president of the Export-Import Bank of the United States, a position to which he was appointed by President Clinton. From 1971 to 1991, Mr. Brody was with Goldman, Sachs & Co., where he was a partner and member of the management committee. Mr. Brody has been a director of Quest Diagnostics since January 1997.

WILLIAM F. BUEHLER retired in 2001 as Vice Chairman of Xerox Corporation, which he joined in 1991. At Xerox, Mr. Buehler was responsible for five business groups, Production Systems, Office Document Products, Document Services, Channels and Supplies. He also oversaw Corporate Strategic Services, Business Development and Systems Software and Architecture. Prior to joining Xerox,
Mr. Buehler spent 27 years with AT&T, primarily in sales, marketing and general management positions. Mr. Buehler is a director of A.O. Smith. Mr. Buehler has been a director of Quest Diagnostics since July 1998.

MARY A. CIRILLO is Chairman of OPCENTER, which provides help desk and network operations services. She was Chief Executive Officer of Global Institutional Services of Deutsche Bank from July 1999 until February 2000. Previously, she served as Executive Vice President and Managing Director of Bankers Trust Company (which was acquired by Deutsche Bank), which she joined in 1997. From 1977 to 1997, she was with Citibank, N.A., most recently serving as Senior Vice President. Ms. Cirillo has been a director of Quest Diagnostics since April 1997.

JAMES F. FLAHERTY III is President, Chief Executive Officer and a member of the Board of Directors of Health Care Property Investors, a qualified real estate investment trust specializing in healthcare real estate. Mr. Flaherty joined Health Care Property Investors in October 2002 following a nineteen-year career with Merrill Lynch & Co. Mr. Flaherty served in a variety of investment banking, capital markets and private equity functions for Merrill Lynch in its New York, London, and Los Angeles offices. Mr. Flaherty was elected Managing Director of Merrill Lynch in January 1991 and was responsible for a number of investment banking industry groups. Most significantly, Mr. Flaherty was head of Merrill Lynch's Global Healthcare Group. Mr. Flaherty has been a director of Quest Diagnostics since February 2003.

                       Quest Diagnostics Incorporated   2004 Proxy Statement   3

KENNETH W. FREEMAN is Chairman of the Board and Chief Executive Officer of Quest Diagnostics. Mr. Freeman joined Quest Diagnostics in May 1995 as the President and Chief Executive Officer, was elected a director of the Company in July 1995 and was elected Chairman of the Board in December 1996. Prior to 1995, he served in a variety of financial and managerial positions at Corning Incorporated, which he joined in 1972. He was elected Controller and a Vice President of Corning in 1985, Senior Vice President in 1987, General Manager of the Science Products Division in 1989 and Executive Vice President in 1993. He was appointed President and Chief Executive Officer of Corning Asahi Video Products Company in 1990.

WILLIAM R. GRANT has been Chairman of Galen Associates, a New York investment firm, since 1989. From 1987 to 1989 he was Chairman of New York Life International and from 1979 to 1987 of MacKay-Shields Financial Corp. He is also a former director and Vice Chairman of SmithKline Beecham plc, and is currently a director of Advanced Medical Optics, Inc. (non-executive Chairman), Massey Energy Co., Ocular Sciences, Inc. and Vasogen Inc (non-executive Chairman). He has been a director of Quest Diagnostics since August 1999. Mr. Grant was designated by SmithKline Beecham to be a director of Quest Diagnostics pursuant to the Stockholders Agreement with SmithKline Beecham. See 'Certain Relationships and Related Transactions -- Stockholders Agreement.'

ROSANNE HAGGERTY is the founder and Executive Director of Common Ground, a not-for-profit housing development and management organization in New York City. Prior to founding Common Ground in 1990, she was the coordinator of housing development at Brooklyn Catholic Charities. Ms. Haggerty is a 2001 MacArthur Foundation Fellow. Ms. Haggerty has been a director of Quest Diagnostics since February 2002.

SURYA N. MOHAPATRA, PH.D. is President and Chief Operating Officer of Quest Diagnostics. Prior to joining Quest Diagnostics in February 1999 as Senior Vice President and Chief Operating Officer, Dr. Mohapatra was Senior Vice President of Picker International, a worldwide leader in advanced medical imaging technologies, where he served in various executive positions during his 18-year tenure. Dr. Mohapatra was appointed President and Chief Operating Officer of Quest Diagnostics in June 1999. Dr. Mohapatra is a director of Vasogen Inc.
Dr. Mohapatra has been a director of Quest Diagnostics since October 2002.

DAN C. STANZIONE, PH.D. retired from Lucent Technologies Incorporated in 2000 and is President Emeritus of Bell Laboratories. Dr. Stanzione began his career in 1972 with Bell Laboratories, where he led the teams working on the first microprocessors and digital signal processors. He was appointed president of Network Systems, Lucent's largest business unit, in 1996 and was appointed Chief Operating Officer of Lucent in 1997. Dr. Stanzione is a director of Avaya Inc. Dr. Stanzione has been a director of Quest Diagnostics since January 1997.

GAIL R. WILENSKY, PH.D. is a Senior Fellow at Project HOPE, an international non-profit health foundation, which she joined in 1993. From 1997 to 2001, she was the chair of the Medicare Payment Advisory Commission, which advises Congress on all issues relating to Medicare. From 1995 to 1997 she chaired the Physician Payment Review Commission, which advised Congress on physician payment and other Medicare issues. In 1992 and 1993, Dr. Wilensky served as a deputy assistant to the President for policy development relating to health and welfare issues. From 1990 to 1992, she was the administrator of the Health Care Financing Administration where she directed the Medicare and Medicaid programs. Dr. Wilensky is a director of Cephalon Inc., Gentiva Health Services, Inc., Manor Care Inc. and United Healthcare Corporation. Dr. Wilensky has been a director of Quest Diagnostics since January 1997.

4   Quest Diagnostics Incorporated   2004 Proxy Statement

JOHN B. ZIEGLER is the President, Worldwide Consumer Healthcare, of GlaxoSmithKline plc (the parent of SmithKline Beecham plc). Mr. Ziegler joined SmithKline Beecham in 1991 as the head of SB Consumer Healthcare-North American Division. He became Executive Vice President of SmithKline Beecham in 1996 and assumed his current responsibilities in 1998. He has been a director of Quest Diagnostics since May 2000. Mr. Ziegler was designated by SmithKline Beecham as a director of Quest Diagnostics pursuant to the Stockholders Agreement with SmithKline Beecham. See 'Certain Relationships and Related
Transactions -- Stockholders Agreement.'

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE 'FOR' THE ELECTION OF ALL NOMINEES FOR DIRECTOR.

                                   DIRECTORS

CORPORATE GOVERNANCE

    The Board of Directors has approved and adopted corporate governance guidelines addressing, among other things, composition and selection of the Board and committee members, director independence, selection of a Lead Independent Director, Board and committee self-assessment, succession planning and evaluation of the Chief Executive Officer and other executive officers. The Company's corporate governance guidelines are reviewed by the Governance Committee of the Board of Directors on a regular basis and any proposed additions or amendments are reviewed and submitted to the entire Board of Directors for its consideration. The Board of Directors has also approved a Code of Business Ethics that applies to all directors and employees of the Company. The corporate governance guidelines and the Code of Business Ethics may be found at the Company's website at www.questdiagnostics.com. Please note that the information contained on the Company's website is not incorporated by reference in, or considered to be part of, this proxy statement.

QUALIFICATIONS OF DIRECTORS

    The overall philosophy of the Board of Directors is that the Board should have members that represent a wide breadth of experiences and capabilities from the healthcare industry in general and the private and public sectors, and that all directors should be active participants in providing oversight of the Company's activities. The key qualifications established by the Governance Committee and the Board for nominees are:

     Reputation for highest ethical standards and integrity consistent with Quest Diagnostics' values of Quality, Integrity, Innovation,
     Accountability, Collaboration and Leadership; and

     Relevant Experience such as:

       Chief Executive Officer or Chief Operating Officer (or similar responsibilities) current, or past; or

       Demonstrated expertise in business function(s) such as sales, operations, finance, strategy, legal or human resources; or

       Medical practitioners and/or science and health thought leaders.

    Other factors considered by the Governance Committee and the Board are the following:

     At least a majority of directors meet the criteria for independence under the New York Stock Exchange ('NYSE') listing standards and any categorical standards established by the Board.

     Prior experience as a director or executive officer of a public company.

     Number of current board positions and other time commitments.

     Overall range of skills, experiences and seniority represented by the Board as a whole.

                       Quest Diagnostics Incorporated   2004 Proxy Statement   5

BOARD NOMINATION PROCESS

    The Governance Committee is responsible for reviewing with the Board, on an annual basis, the composition of the Board as a whole and whether the Company is being well served by the directors taking into account each director's independence, skills, experience, availability for service to the Company and any other factors the Governance Committee deems appropriate. The Governance Committee is responsible for recommending director nominees to the Board, including renomination of persons who are already directors, in accordance with the policies and principles in its charter and the factors discussed above, which are set forth as an attachment to the corporate governance guidelines. The Governance Committee does not set specific, minimum qualifications that nominees must meet in order for the Governance Committee to recommend them to the Board of Directors, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of Quest Diagnostics and the composition of the Board of Directors.

    The Governance Committee considers suggestions from many sources, including stockholders, regarding possible candidates for director. In order for stockholder suggestions regarding possible candidates for director to be considered by the Governance Committee for the 2005 annual meeting of stockholders, the information specified below should be provided no later than December 12, 2004 to the Lead Independent Director by sending an email to our Lead Independent Director at LeadIndependentDirector@questdiagnostics.com. The notice should contain the proposed nominee's full name, biographical information regarding the proposed nominee and the proposed nominee's relationship to the stockholder and should be submitted in compliance with the procedures set forth in, and along with such other information required by, the Company's By-laws. Although the Governance Committee has not received any nominations from stockholders in the past other than from GlaxoSmithKline plc, the Governance Committee expects to consider qualified stockholder nominees for director in the same manner as recommendations it receives from any other source. GlaxoSmithKline plc, which beneficially owns approximately 21% of the Company's outstanding common stock, has the right to nominate certain directors of the Company. See 'Certain Relationships and Related Transactions.'

    The process of nominating directors is as follows. First, the Governance Committee identifies a need to add a new board member who meets specific criteria or to fill a vacancy on the Board. The Governance Committee then identifies candidates by seeking input from Board members, hiring a search firm, if appropriate, and considering recommendations for nominees submitted by stockholders. After the Governance Committee ranks the candidates, the Chairman of the Board and the Chief Executive Officer interview the candidates selected by the Governance Committee. The Lead Independent Director (who is the Chairman of the Governance Committee) and other board members conduct subsequent interviews of these candidates. After the interview process, the Governance Committee re-assesses the candidates and determines which candidates the Governance Committee will recommend to the Board for nomination as a director. The Governance Committee then makes its recommendations to the entire Board, which determines which candidates are nominated by the Board of Directors or elected to fill a vacancy. A formal offer is then extended by the Chairman of the Board and the Lead Independent Director to the candidate(s) nominated or elected to fill a vacancy by the Board of Directors.

    Dr. Baldwin is the only nominee for director who is not currently a director of the Company. He was recommended by the non-management directors of the Company.

DIRECTOR INDEPENDENCE

    The Board of Directors assesses the independence of each director annually in accordance with the Company's corporate governance guidelines, the currently applicable NYSE listing standards and with respect to members of the Audit and Finance Committee, the rules of the Securities and Exchange Commission ('SEC'). No director is considered independent unless the Board of Directors determines that the director has no direct or indirect material relationship with the Company.

6   Quest Diagnostics Incorporated   2004 Proxy Statement

    The Board of Directors has determined that, following the 2004 annual meeting of stockholders, assuming election of the Board's three nominees for director, seven of the ten directors are independent in accordance with the standards specified above. The three directors who the Board has determined are not independent are Kenneth W. Freeman, the Chairman of the Board and Chief Executive Officer of the Company, Surya N. Mohapatra, the President and Chief Operating Officer, and William R. Grant. While Mr. Grant does not have any relationships that implicate the 'bright line' tests under the NYSE's listing standards, the Company has made investments in several companies in which Mr. Grant and/or Galen Associates has made investments. In light of these investments and additional investment opportunities that Mr. Grant brings to the attention of the Company from time to time, the Board has determined that Mr. Grant should not be considered independent. However, any such transactions will be reviewed by the Governance Committee before they are completed. Mary A. Cirillo, who is retiring from the Board, is not considered independent by reason of the Company's relationship with OPCENTER as described under 'Certain Relationships and Related Transactions.'

    The Board of Directors has determined that John M. Ziegler and James F. Flaherty III are independent notwithstanding that they have certain relationships with the Company that the Board believes are not material.
Mr. Ziegler is the President, Worldwide Consumer Healthcare of GlaxoSmithKline plc, which beneficially owns approximately 21% of the outstanding common stock of the Company. The common stock of Quest Diagnostics that GlaxoSmithKline plc ('GlaxoSmithKline') beneficially owns was issued in August 1999 in connection with the acquisition of SmithKline Beecham Clinical Laboratories, Inc. ('SBCL'). In connection with the acquisition, the Company entered into a clinical trials agreement. These transactions are described under 'Certain Relationships and Related Transactions'. In 2003, the Company billed approximately $50 million to GlaxoSmithKline with respect to services performed primarily under the clinical trials agreement. This amount represents about 0.1% of GlaxoSmithKline's net revenues for 2003. Mr. Ziegler was not involved with the negotiation of any of these arrangements.

    Mr. Flaherty is the President and Chief Executive Officer of Health Care Property Investors ('HCPI'), a qualified real estate investment trust specializing in healthcare real estate. HCPI, or an affiliate, is the lessor of 14 of the Company's patient service centers. The Company has almost 2,000 patient service centers. The aggregate annual rent for the 14 patient service centers is approximately $530,000, which constitutes less than 0.2% of HCPI's annual revenues. Mr. Flaherty was not involved with the negotiation of any of these lease arrangements. In addition, Mr. Flaherty's brother-in-law is a tax partner with PricewaterhouseCoopers LLP, independent auditor of the Company. To the best knowledge of the Company, the Company has never had any professional relationship or contact with Mr. Flaherty's brother-in-law. Under the new NYSE director independence listing standards, Mr. Flaherty may not be eligible to continue to serve on the Company's Audit and Finance Committee and Governance Committee after the Company's 2005 annual meeting of stockholders. The Company is currently seeking guidance from the NYSE whether the relationship of Mr. Flaherty's brother-in-law would cause Mr. Flaherty not to be considered independent under the new NYSE director independence listing standards.

SELECTION OF LEAD INDEPENDENT DIRECTOR

    The Board of Directors has elected Dr. Dan C. Stanzione as the Lead Independent Director. The principal responsibilities of the Lead Independent Director are to (a) preside over any executive session of the non-management directors or the independent directors; (b) participate with the Chairman of the Board and the Chief Executive Officer in the preparation of the agenda for Board meetings; (c) serve as a member of the Executive Committee; (d) coordinate providing timely feedback from the directors to the Chairman of the Board and Chief Executive Officer; (e) be identified on the Company's website and in the Company's annual proxy statement as the principal contact for stockholder communications with the Board; and (f) monitor on behalf of, and discuss with, the non-management directors of the Company any stockholder communications received by such non-management directors.

                       Quest Diagnostics Incorporated   2004 Proxy Statement   7

CONTACTING THE BOARD OF DIRECTORS

    The Company has adopted a process for communication by the stockholders and other interested parties with the Company's Board of Directors. Any stockholder who desires to contact the Company's Lead Independent Director or other members of the Company's Board of Directors, may do so by sending an email to our Lead Independent Director at LeadIndependentDirector@questdiagnostics.com. Communications received at this address are automatically routed to the Company's Lead Independent Director with a copy to the Company's General Counsel and Corporate Secretary. The Lead Independent Director will determine whether any such communication received from a stockholder should be distributed to other members of the Board of Directors.

COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors has five standing committees: an Audit and Finance Committee, a Compensation Committee, a Governance Committee, a Quality, Safety & Compliance Committee and an Executive Committee. A copy of the charter of the Audit and Finance Committee is attached as Appendix A to the proxy statement. The charters of the other committees of the Board may be found at the Company's website at www.questdiagnostics.com. The Board of Directors has determined that all current members of the Audit and Finance Committee, the Compensation Committee, the Governance Committee and the Quality Safety & Compliance Committee are independent under the currently applicable listing standards of the NYSE. We have also determined that the members of the Audit and Finance Committee are independent under the rules of the SEC. See 'Director Independence'.

    The current members of the Audit and Finance Committee are Mr. Flaherty, Ms. Haggerty and Dr. Stanzione. The Board has determined that Mr. Flaherty is an 'audit committee financial expert' within the meaning of the rules of the SEC and has accounting or related financial management expertise, as required by the NYSE rules, and that each member of the Audit and Finance Committee is or is expected to become within a reasonable period of time 'financially literate', as required by the NYSE rules. The primary responsibilities of the Audit and Finance Committee are described in the Report of the Audit and Finance Committee.

    The Audit and Finance Committee and the Company's Board of Directors have established a procedure whereby complaints and concerns with respect to accounting, internal controls and auditing matters may be submitted to the Audit and Finance Committee. In that connection, the Company has established a hotline (known as CHEQline) pursuant to which employees can anonymously report complaints with regard to accounting, internal controls and financial irregularities (as well as any compliance concerns on other laws). Reports related to accounting, internal controls or auditing matters are forwarded to the Chair of the Audit and Finance Committee with a copy to the Secretary and the Internal Audit Director of the Company.

    The current members of the Compensation Committee are Mr. Brody, Mr. Buehler and Mr. Ziegler. The primary responsibilities of the Compensation Committee are to: (i) report to the Board with respect to, and review and approve, compensation of the Company's Chief Executive Officer and other executive officers; (ii) evaluate and make recommendations to the Board regarding the Company's cash and equity-based, incentive compensation and retirement plans, policies and programs; and (iii) administer the Company's equity-based and executive incentive compensation plans.

    The current members of the Governance Committee are Mr. Brody, Mr. Buehler, Mr. Flaherty, Dr. Stanzione and Dr. Wilensky. The primary responsibilities of the Governance Committee are to: (i) assist the Board by actively identifying individuals qualified to become Board members; (ii) recommend to the Board the director nominees for election at the next annual meeting of stockholders or, if applicable, at a special meeting of stockholders or to fill a vacancy;
(iii) monitor significant developments in the law and practice of corporate governance and of the duties and responsibilities of directors of public companies; (iv) lead the Board and each committee of the Board in its annual performance self-evaluation and lead the Board in its annual performance evaluation of each individual director, including establishing criteria to be used in

8   Quest Diagnostics Incorporated   2004 Proxy Statement
connection with such evaluation; and (v) evaluate and recommend changes to the Board and administering the corporate governance guidelines of the Company.

    The current members of the Quality, Safety & Compliance Committee are
Mr. Buehler, Ms. Haggerty, Mr. Ziegler and Dr. Wilensky. The primary responsibilities of the Quality, Safety & Compliance Committee are to provide general oversight of the Company's compliance with all laws and regulations applicable to its business and the implementation of the Company's legal compliance program, which is administered by Quest Diagnostics' Compliance Team and the Legal and Compliance Department.

    The current members of the Executive Committee are Mr. Flaherty, Mr. Freeman and Dr. Stanzione. The Executive Committee has and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of Quest Diagnostics except with respect to certain major corporate matters, such as mergers, election of directors, amendment of Quest Diagnostics' Restated Certificate of Incorporation and By-laws, incurring indebtedness in excess of $20 million and such matters as are delegated to other committees of the Board of Directors.

    During 2003, there were 10 meetings of the Board of Directors, 12 meetings of the Audit and Finance Committee, 13 meetings of the Compensation Committee, three meetings of the Governance Committee, four meetings of the Quality, Safety & Compliance Committee and two meetings of the Executive Committee. Several actions were taken by unanimous written consent of the Executive Committee. During the year, each director attended at least 75% of the meetings held by the Board of Directors and the committees of which he or she was a member except for Dr. Mohapatra. Dr. Mohapatra attended all seven meetings of the Board of Directors to which he was invited. He did not attend one meeting of the Board of Directors called for the purpose of reviewing Mr. Freeman's proposed employment agreement and two meetings of the Board of Directors called for the purpose of reviewing Dr. Mohapatra's proposed employment agreement.

    The Company's non-management directors meet without the presence of management directors at all regularly scheduled meetings of the Board and at such other times as such directors believe appropriate. Non-management directors who are not independent may participate in these sessions, but the independent directors meet separately in executive session at least once a year.

    We encourage the Company's directors to attend each annual meeting of stockholders. Our policy is, where practical, to schedule the annual meeting of stockholders on a day on which we also schedule a regular meeting of the Board of Directors. All of our directors attended the 2003 annual meeting of stockholders.

DIRECTORS' COMPENSATION

    Directors who are also employees of the Company receive no compensation for serving as directors of the Company. Each non-employee director receives a retainer fee in an annual sum of $35,000 payable in quarterly installments of $8,750. In addition, each non-employee director receives meeting fees of $1,500 per Board or Committee meeting attended at which a majority of directors attend in person and $750 per meeting attended at which a majority of directors attend telephonically. Each director who serves as chair of a Committee receives an additional $6,000 annual retainer fee, except the chair of the Audit and Finance Committee and (effective on April 1, 2004) the Chair of the Governance Committee who each receive an additional $30,000 annual retainer fee. In addition, each non-employee director also participates in Quest Diagnostics' stock option plan for non-employee directors. The option plan currently authorizes (on the date of the annual meeting of stockholders) the grant of non-qualified stock options to acquire 10,000 shares of common stock of Quest Diagnostics to each non-employee director. The option plan, as approved by stockholders in 1998, had authorized the issuance of 18,000 options as adjusted for the stock split in May 2001, to each non-employee director. However, the Board of Directors subsequently amended the option plan to reduce the number of options issued in connection with the annual meeting of stockholders. In the event that a person is elected as a director of Quest Diagnostics other than on the date of the annual meeting of stockholders, the Board of Directors

                       Quest Diagnostics Incorporated   2004 Proxy Statement   9
may grant to such director, on his/her election, an option to acquire a number of shares (not to exceed 10,000) that is proportional to the fraction of a year remaining until the next annual meeting of stockholders consistent with the most recent annual option grant to other directors at the previous annual meeting of stockholders.

    A director may elect to receive his or her annual retainer and meeting fees in options in lieu of cash. The number of options issued in lieu of cash for the retainer and meeting fees is based on the estimated value of such options using the Black Scholes pricing model. Currently, three directors have elected to receive options in lieu of cash.

    The annual option grants vest in three equal annual installments beginning on the first anniversary of the date of grant. The option grants issued in lieu of the retainer and meeting fees vest immediately on grant. All options, once vested, are exercisable through the tenth anniversary of the date of grant even if the director's service on the Board terminates for any reason. The aggregate number of shares of common stock of Quest Diagnostics, which may be issued pursuant to the exercise of options granted under the option plan, may not exceed 1,000,000 (subject to adjustments in certain circumstances). The exercise price of all stock options issued under the option plan is the fair market value of Quest Diagnostics' common stock on the date of grant.

    Under the Quest Diagnostics deferred compensation plan for directors, each director may elect to defer, until a date specified by him or her, receipt of all or a portion of his or her cash compensation. Such plan provides that amounts deferred may be allocated to (i) a cash account under which amounts deferred may earn interest, compounded quarterly, at the base rate of Citibank, N.A. in effect on certain specified dates, (ii) a market value account, the value of which will be based upon the market value of Quest Diagnostics' common stock from time to time, or (iii) a combination of such accounts. All non-employee directors are eligible to participate in such plan. Currently, three directors have elected to defer compensation pursuant to such plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During 2003, OPCENTER billed Quest Diagnostics approximately $2.1 million for consulting and recruiting services provided in various areas including information technology. Mary Cirillo, a director of Quest Diagnostics, is the majority stockholder and Chairman of OPCENTER. Prior to March, 2003, Ms. Cirillo was a member of the Company's Compensation Committee. As of May 4, 2004, Ms. Cirillo will retire as a director of Quest Diagnostics. Quest Diagnostics expects to continue to receive services from OPCENTER during 2004.

PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP

    The Audit and Finance Committee has appointed, and the Board of Directors recommends that the stockholders ratify the selection of, PricewaterhouseCoopers LLP as the independent auditor to audit the financial statements of Quest Diagnostics for its current fiscal year, which ends December 31, 2004. PricewaterhouseCoopers LLP has served as Quest Diagnostics' independent auditor for the fiscal years ended December 31, 2002 and December 31, 2003. The Company's Restated Certificate of Incorporation and By-Laws do not require that the stockholders ratify the selection of PricewaterhouseCoopers LLP as the Company's independent auditor. We are doing so because we believe it is a matter of good corporate practice. If the stockholders do not ratify the selection, the Board and the Audit and Finance Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP, but still may retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the Audit and Finance Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of Quest Diagnostics and its stockholders.

    It is expected that representatives of PricewaterhouseCoopers LLP will attend the annual meeting of stockholders, will have the opportunity to make a statement if they elect to do so, and will be available to respond to appropriate questions.

10   Quest Diagnostics Incorporated   2004 Proxy Statement

FEES AND SERVICES OF PRICEWATERHOUSECOOPERS LLP

    Aggregate fees for professional services rendered for Quest Diagnostics by PricewaterhouseCoopers LLP for the years ended December 31, 2003 and 2002 were:

                                                                 2003         2002
                                                                 ----         ----
Audit fees..................................................  $1,210,021   $1,223,449
Audit related fees..........................................     269,030      107,106
Tax fees....................................................      77,558       50,998
All other fees..............................................       3,101            0
                                                              ----------   ----------
                                                              $1,559,710   $1,381,553
                                                              ----------   ----------
                                                              ----------   ----------

    The Audit Fees for the years ended December 31, 2003 and 2002, respectively, were for professional services rendered for the audits of the consolidated financial statements of the Company; statutory audits and subsidiary audits; issuance of comfort letters related to financing transactions; and assistance with review of documents filed with the SEC.

    The Audit Related Fees as of the years ended December 31, 2003 and 2002, respectively, were for assurance and related services related to employee benefit plan audits; due diligence related to mergers and acquisitions; and internal control reviews.

    Tax Fees as of the years ended December 31, 2003 and 2002, respectively, were for services related to tax compliance, including preparation of tax returns and claims for refund; tax planning and tax advice, including assistance with and representation in tax audits and appeals; advice related to mergers and acquisitions; and requests for rulings or technical advice from tax authorities.

    All Other Fees for the year ended December 31, 2003 were for access to on-line technical accounting and reporting updates.

    The Audit and Finance Committee of the Board of Directors has considered all services rendered and does not believe that they are incompatible with PricewaterhouseCoopers LLP remaining independent.

AUDIT AND FINANCE COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

    Effective January 1, 2003, it is the policy of the Audit and Finance Committee to pre-approve each audit or non-audit service provided by the Company's independent auditor. Requests for pre-approval are considered at each regularly scheduled Committee meeting, or if necessary, are approved by unanimous consent of all members of the Committee. For the year ended
December 31, 2003, there was less than $1,000 of fees paid to the independent auditor for which the de minimis exception from the Audit and Finance Committee pre-approval was used.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE 'FOR' RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.

OTHER MATTERS

    As of the date hereof, the Board does not know of any matter that will come before the annual meeting of stockholders other than Proposals 1 and 2. If any other matter is properly presented at the annual meeting or any adjournment or postponement of the annual meeting, it is intended that the persons named in the accompanying proxy will vote thereon in accordance with their best judgment. Quest Diagnostics' By-Laws generally provide that no matters may be brought before any stockholder meeting by a stockholder unless the proponent is a stockholder as of the record date and Quest Diagnostics has received notice of the proposed matter, no later than the February 15 preceding the date of an annual meeting, at its principal executive office at One Malcolm Avenue, Teterboro, New Jersey 07608. Quest Diagnostics has not received notice of any such proposal.

                      Quest Diagnostics Incorporated   2004 Proxy Statement   11

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE. The following table shows the compensation for the past three years of the Chief Executive Officer and each of Quest Diagnostics' other four most highly compensated executive officers (the 'named executive officers').

                           SUMMARY COMPENSATION TABLE

                                    Annual Compensation                Long-Term Compensation
                             ----------------------------------   ---------------------------------
                                                                          Awards
                                                                  -----------------------
                                                        Other     Restricted   Securities               All
      Name and                                          Annual      Stock      Underlying    LTIP      Other
 Principal Position   Year     Salary       Bonus      Comp.(1)   Awards(2)     Options     Payouts   Comp.(3)
 ------------------   ----     ------       -----      --------   ---------     -------     -------   --------
Kenneth W. Freeman    2003   $1,091,525   $1,243,901   $      0   $4,890,000    700,000       $0      $ 82,853
 Chairman & CEO       2002      785,200    1,356,512    228,237            0    200,000        0       101,915
                      2001      784,523    1,158,600    230,870            0    200,000        0       154,399
Surya N. Mohapatra    2003   $  597,846   $  586,647   $ 36,913   $        0    184,593       $0      $ 97,226
 President and        2002      520,000      513,344     36,913            0     81,618        0        91,893
 Chief Operating      2001      519,615      438,500     38,704            0     78,975        0       101,825
 Officer
Robert A. Hagemann    2003   $  379,554   $  292,165   $      0   $        0     90,391       $0      $ 28,885
 Senior Vice          2002      312,000      289,140          0            0     36,516        0        24,590
 President and        2001      311,769      197,300          0            0     37,875        0        27,265
 Chief Financial
 Officer
David M. Zewe(4)      2003   $  415,569   $  237,964   $      0   $        0     78,000       $0      $ 30,137
 Senior Vice          2002      375,000      277,650          0            0     38,000        0        27,097
 President,
 Diagnostic Testing
 Operations
Gerald C. Marrone(5)  2003   $  357,672   $  174,687   $125,000   $        0     71,617       $0      $ 26,982
 Senior Vice          2002      345,800      256,030    125,000            0     31,496        0        27,367
 President,           2001      345,535      218,700    125,000            0     35,055        0        35,262
 Administration

(1) Includes $36,913 in tax gross-up payments on forgiven loan amounts for Dr. Mohapatra. The loan was provided in connection with the relocation of Dr. Mohapatra, bears no interest and is forgiven over a five-year period. The principal balance of the loan to Dr. Mohapatra was $50,000 at January 1, 2003 and $0 at December 31, 2003. The loan pre-dates the Sarbanes-Oxley Act and has not been modified since its passage. Also includes Information Technology bonus of $125,000 for Mr. Marrone.

(2) Represents the value of the 100,000 shares of restricted stock awarded to Mr. Freeman in accordance with the terms of his Employment Agreement. The value of the award is based on the closing stock price of $48.90 on February 13, 2003, when the agreement was approved by the Board of Directors. The stock award provides for monthly vesting over a three-year period beginning January 1, 2003 and vests immediately in full if Mr. Freeman's employment is terminated by reason of death. Upon Mr. Freeman relinquishing his position as Chief Executive Officer, there will be no further monthly vesting from the relinquishment date except that Mr. Freeman will vest in an additional 12/36 of the stock award if he remains as Chairman of the Board until the first anniversary of the relinquishment date or if prior to such date his employment is terminated by the Company without 'cause' or by Mr. Freeman for 'good reason' (provided that the stock award will vest in full if such termination by the Company without 'cause' or by Mr. Freeman for 'good reason' occurs within six months of the date he ceases to be Chief Executive Officer). The term 'good reason' is described below under 'Employment Agreement of Mr. Freeman'. As of December 31, 2003, 66,667 restricted shares subject to the grant remained unvested, having a value of $4,874,024, based on the closing price of a share of common stock on December 31, 2003 ($73.11). The restricted stock awards receive the same dividends as all other shares of the Company's common stock.

(3) Includes forgiven principal on relocation loans of $50,000 for Dr. Mohapatra. This loan pre-dates the Sarbanes-Oxley Act and has not been modified since its passage. Includes a payment of $70,853 to Mr. Freeman to compensate him for the loss of certain benefits under Corning's employee benefit plans consistent with the treatment of all other participants in the Executive Retirement Supplemental Plan, which is described below under 'Pension Plans.' Includes $12,000, $11,103, $11,337, $10,409 and $7,300
    contributed to the Company's Profit Sharing Plan for Mr. Freeman, Dr. Mohapatra, Mr. Hagemann, Mr. Zewe, and Mr. Marrone, respectively. Includes $36,123, $17,548, $19,728 and $19,682 contributed to the Company's
    Supplemental Deferred Compensation Plan for Dr. Mohapatra, Mr. Hagemann, Mr. Zewe, and Mr. Marrone, respectively. The Company's Supplemental Deferred Compensation Plan provides credits to make up for certain limitations imposed under the Company's tax-qualified Profit Sharing Plan.

(4) Mr. Zewe became an executive officer in December 2002.

(5) Mr. Marrone has announced that he will retire in April 2004.

12   Quest Diagnostics Incorporated   2004 Proxy Statement

OPTION GRANTS. The following table sets forth certain information regarding options granted in 2003 to the named executive officers pursuant to stock option plans. No stock appreciation rights (SARs) were granted in 2003.

                           OPTION/SAR GRANTS IN 2003

                                                                                    Potential Realizable Value at
                                                                                    Assumed Annual Rates of Stock
                                            Individual Grants                    Price Appreciation for Option Term
                            --------------------------------------------------   -----------------------------------
                                             % of
                                             Total
                            Number of       Options
                            Securities    Granted to
                            Underlying   All Employees                           Gain        Gain           Gain
                             Options       in Fiscal     Exercise   Expiration    at          at             at
Executive                    Granted         Year         Price        Date       0%          5%            10%
--------------------------------------------------------------------------------------------------------------------
Kenneth W. Freeman            700,000(1)     22.8%        $49.52      12/31/12    $0     $21,800,003    $55,245,489
Surya N. Mohapatra            100,000(2)      3.3%        $49.52       2/13/13     0       3,114,286      7,892,213
Surya N. Mohapatra             76,000(3)      2.5%        $71.07       2/27/12     0       1,413,355      4,956,673
Surya N. Mohapatra              5,618(3)      0.2%        $93.79       1/13/08     0               0              0
Surya N. Mohapatra              2,975(3)      0.1%        $64.07        2/3/09     0          39,828        114,201
Robert A. Hagemann             50,000(2)      1.6%        $49.52       2/13/13     0       1,557,143      3,946,106
Robert A. Hagemann             34,000(3)      1.1%        $71.07       2/27/12     0         632,290      2,217,459
Robert A. Hagemann              2,516(3)      0.1%        $89.24       7/30/08     0               0          9,680
Robert A. Hagemann              2,078(3)      0.1%        $69.58       1/13/08     0           8,715         48,859
Robert A. Hagemann              1,797(3)      0.1%        $69.58       1/20/07     0           1,224         27,045
David M. Zewe                  40,000(2)      1.3%        $49.52       2/13/13     0       1,245,714      3,156,885
David M. Zewe                  38,000(3)      1.2%        $71.07       2/27/12     0         706,677      2,478,336
Gerald C. Marrone              32,000(2)      1.0%        $49.52       2/13/13     0         996,572      2,525,508
Gerald C. Marrone              28,000(3)      0.9%        $71.07       2/27/12     0         520,710      1,826,143
Gerald C. Marrone               1,713(3)      0.1%        $93.79       1/13/08     0               0              0
Gerald C. Marrone               1,783(3)      0.1%        $93.79      11/10/07     0               0              0
Gerald C. Marrone               2,507(3)      0.1%        $64.07       1/13/08     0          24,316         72,747
Gerald C. Marrone               5,614(3)      0.2%        $58.65       8/16/09     0         111,980        254,045
All Employees               3,068,720(4)      100%

(1) The option provides for monthly vesting over a three-year period beginning January 1, 2003 and vests immediately in full if Mr. Freeman's employment is terminated by reason of death. Upon Mr. Freeman relinquishing his position as Chief Executive Officer, there will be no further monthly vesting from the relinquishment date except that Mr. Freeman will vest in an additional 12/36 of the option if he remains as Chairman of the Board until the first anniversary of the relinquishment date or if prior to such date his employment is terminated by the Company without 'cause' or by Mr. Freeman for 'good reason' (provided that the option will vest in full if such termination by the Company without 'cause' or by Mr. Freeman for 'good reason' occurs within six months of the date he ceases to be Chief Executive Officer). The term 'good reason' is defined below under 'Employment Agreement of Mr. Freeman'. However, the option is not exercisable prior to December 31, 2006, unless Mr. Freeman's employment is terminated by the Company without 'cause' or by Mr. Freeman for 'good reason', in which case the option is not exercisable until the first anniversary of such termination.

(2) The option vests in three equal annual installments beginning February 13, 2004 and vests immediately upon a change of control (as defined below under 'Severance Arrangements') or termination of employment by reason of death or disability. In addition, on a termination of employment prior to February 13, 2007 (other than for cause), the executive will vest in an additional percentage of the option as if the option had vested on a monthly basis. The shares acquired upon exercise of the option may not be sold prior to February 13, 2007.

(3) The grant involved the replacement of an existing option. The replacement option was issued in order to fully ensure that the Company would be entitled to available tax deductions upon the exercise of the option. The executive officer realized no benefits, financial or otherwise, as a result of the replacement of the option. Each replacement option has the same exercise price (which was above the market price at the time of issuance), the same vesting terms and the same expiration date as the option that it replaces.

(4) Excludes 292,255 shares of the Company's common stock reserved for outstanding stock options of Unilab Corporation which were converted upon the completion of the Unilab acquisition into options to acquire shares of the Company's common stock.

                      Quest Diagnostics Incorporated   2004 Proxy Statement   13

OPTION EXERCISES AND FISCAL YEAR-END VALUES. The following table sets forth certain information regarding stock option exercises by the named executive officers during 2003 and the number of shares of Quest Diagnostics' common stock covered by both exercisable and unexercisable stock options as of December 31, 2003, for the named executive officers.

               AGGREGATE OPTION/SAR EXERCISES IN FISCAL YEAR 2003
                  & 2003 FISCAL YEAR-END OPTION/SAR VALUES(1)

                                                                 Number of Securities
                                                                      Underlying                Value of Unexercised
                                                                Unexercised Options at        In-the-Money Options at
                                    Shares                             12/31/03                     12/31/03(2)
                                   Acquired        Value      ---------------------------   ----------------------------
              Name                on Exercise   Realized(3)   Exercisable   Unexercisable   Exercisable    Unexercisable
------------------------------------------------------------------------------------------------------------------------
Kenneth W. Freeman                  122,512     $7,610,448     1,525,230        702,780     $ 74,910,198    $13,486,731
Surya N. Mohapatra                        0              0       258,259        182,334       12,161,120      3,126,354
Robert A. Hagemann                        0              0       131,557         86,834        6,128,444      1,522,794
David M. Zewe                             0              0        94,833         81,167        4,086,903      1,327,287
Gerald C. Marrone                    25,000      1,137,000       121,217         67,948        5,570,506      1,118,773
                                    -------     ----------     ---------      ---------     ------------    -----------
   Totals                           147,512     $8,747,448     2,131,096      1,121,063     $102,857,171    $20,581,939

(1) There are no SARs presently outstanding.

(2) 'Value of Unexercised In-the-Money Options' is the aggregate, calculated on a grant-by-grant basis, of the product of the number of unexercised options at the end of fiscal 2003 (taking into account grants made in respect of the 2003 fiscal year) multiplied by the difference between the exercise price for the grant and the closing price of a share of common stock on December 31, 2003 ($73.11). Grants for which the exercise price is greater than the closing price of a share of common stock on that day are valued at zero.

(3) 'Value Realized' is calculated by determining the difference between the fair market value of the securities underlying the options and the exercise price of the options at exercise.

PENSION PLANS. None of the executive officers of Quest Diagnostics is currently an active participant in a qualified defined benefit plan of Quest Diagnostics.

    Effective as of January 1, 1997, Quest Diagnostics adopted the Executive Retirement Supplemental Plan ('SRP'), a nonqualified, unfunded defined benefit plan for the benefit of certain key employees of Quest Diagnostics who are former employees of Corning Incorporated ('Corning'), including Mr. Freeman. No other executive officers are covered under the SRP. The SRP is intended to provide benefits approximately equal to the difference between the benefits provided for under Corning's qualified and non-qualified pension plans and the benefits which would have been payable thereunder but for the termination of employment with Corning of such employees.

    Prior to June 1, 1995, Mr. Freeman was eligible to participate in, and accrue benefits under, Corning's Pension Plan for Salaried Employees, a qualified defined benefit plan. Benefits paid under this plan are based upon career earnings (regular salary and cash awards paid under Corning's variable compensation plans) and years of credited service. Corning maintains non-qualified supplemental pension plans pursuant to which it will pay amounts approximately equal to the difference between the benefits provided under the Corning's Pension Plan for Salaried Employees and benefits which would have been paid thereunder but for the limitations of the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code. Certain employees, including Mr. Freeman, participate in the Corning Executive Supplemental Pension Plan, which pays benefits based upon final average compensation (the highest five consecutive calendar years in the ten calendar years immediately preceding termination) and years of service.

    Under Mr. Freeman's employment agreement, Mr. Freeman's benefits under the SRP (together with the benefits under the Corning defined benefits plans) were modified to provide that his benefit would generally be calculated based on
(a) 37 years of credited service in the event of his termination other than for cause, (b) final average compensation of the three highest calendar years' annual cash compensation; and (c) a life annuity commencing on his 55th birthday (or, if later, his termination of employment) without any actuarial reduction to take into account that the benefit begins before his 60th birthday. Based on these modifications and based on

14   Quest Diagnostics Incorporated   2004 Proxy Statement

Mr. Freeman's salary and bonus for years prior to 2004, Mr. Freeman would receive under the SRP (together with the benefits under the Corning defined benefit plans), an annual benefit of approximately $1,239,300 payable as a straight life annuity commencing at age 55. The employment agreement also provides Mr. Freeman the right to a lump sum payment option payable on his 55th birthday (or, if later, his termination of employment).

    In November 2003, the Company entered into an employment agreement with Dr. Mohapatra under which the Company agreed to develop and make available a supplemental executive retirement plan (the 'New SERP') prior to the end of 2004. The agreement provides that the New SERP is intended to provide an enhanced benefit to Dr. Mohapatra should he leave the Company after eight full years of service, taking into account all service since his employment in February 1999, provided that if his employment is terminated for any reason (other than by the Company for 'cause' or by Dr. Mohapatra other than for 'good reason' or disability) prior to his obtaining 8 full years of service, Dr. Mohapatra shall be deemed to have obtained 8 full years of service. The terms of the New SERP have not been established and remain subject to approval by the Board of Directors.

EMPLOYMENT AGREEMENTS

    Employment Agreement of Mr. Freeman

    In February 2003, Mr. Freeman entered into an employment agreement with Quest Diagnostics dated January 1, 2003, which provides for:

     a term ending on the earlier of (a) December 31, 2005 or (b) one year following the date (if any) that Mr. Freeman relinquishes, with the consent of the Board, the position of Chief Executive Officer;

     an annual base salary of no less than $1,100,000, with any increases subject to the discretion of the Board of Directors or the Compensation Committee;

     an annual target cash bonus not less than 140% of annual base salary in effect at the time performance goals are established;

     a grant of 700,000 stock options on the terms described in note 1 to the Option Grant Table on page 13 and a grant of 100,000 restricted shares of common stock on the terms described in note 2 to the Summary Compensation Table on page 12;

     modification of the provisions of the SRP as described above under 'Pension Plans';

     severance payments in an amount equal to three times his base salary and three times his target annual bonus award (and gross-up payments for excise taxes, if applicable) plus continued coverage for three years under the Company's insurance and medical plans in the event Mr. Freeman terminates his employment for 'good reason' or the Company terminates his employment without cause;

     a one year non-compete and a one year non-solicit of customers and employees following termination for any reason; and

     'good reason' would include (1) a material change in Mr. Freeman's duties or responsibilities, (2) removal or a failure to re-elect Mr. Freeman to the position of Chairman of the Board and Chief Executive Officer, (3) a greater than 75-mile relocation without his consent, (4) a reduction in compensation or benefits, (5) a 'change in control' or (6) material breach by the Company of the agreement. 'Change of control' would include (1) a sale or disposition of all or substantially all of Quest Diagnostics' assets or a partial or complete liquidation of Quest Diagnostics, (2) a merger or consolidation in which the surviving entity becomes a subsidiary of a publicly traded parent and Mr. Freeman is not the Chairman and Chief Executive Officer of such parent, (3) the acquisition by any third party of at least 51% of the outstanding shares of capital of Quest Diagnostics in a transaction not covered by clause (2) following which Quest Diagnostics ceases to be an independent public company or (4) a change in the membership of the Quest Diagnostics

                      Quest Diagnostics Incorporated   2004 Proxy Statement   15

     Board of Directors as a result of a contested election such that a majority of the Board members at any particular time were initially placed on the Board as a result of such contested election.

  Employment Agreement of Dr. Mohapatra

    In November 2003, Dr. Mohapatra entered into a three-year employment agreement with Quest Diagnostics, which provides for:

     an annual base salary of no less than $875,000, with any increases subject to the discretion of the Board of Directors or the Compensation Committee;

     an annual target cash bonus not less than 120% of annual base salary in effect at the time performance goals are established;

     a grant of 170,000 stock options for 2004 subject to the same terms and conditions as options granted to other executive officers;

     upon a 'change of control', a termination by death or disability, outstanding equity awards shall vest; upon a termination without cause by the Company or by Dr. Mohapatra for 'good reason,' outstanding equity awards shall continue to vest until the second anniversary of such termination (the third anniversary if such termination is within 90 days prior to or two years following a 'change of control'); in all cases, all vested stock options shall remain exercisable for their original term;

     establishment of a New SERP as described above under 'Pension Plans';

     continued payment of base salary and target bonus in equal monthly installments and continued coverage under Company benefit plans for three years upon termination for death or disability or the longer of (x) two years and (y) the balance of the contract term if termination is without cause by the Company or by Dr. Mohapatra for 'good reason' (but if such termination is within 90 days prior to or two years following a 'change of control,' the benefit coverage period shall be three years and Dr. Mohapatra shall receive a lump sum payment of three times base salary and target bonus in lieu of monthly payments);

     a one-year non-compete and a one-year nonsolicit of customers and employees following termination for any reason; and

     'good reason' would include (1) a material change in Dr. Mohapatra's duties or responsibilities, (2) removal or a failure to re-elect Dr. Mohapatra to the position of President and Chief Executive Officer, (3) any change of Dr. Mohapatra's title of President and Chief Executive Officer, (4) a greater than 75-mile relocation without his consent, (5) a reduction in compensation or benefits, (6) a 'change in control', (7) material breach by the Company of the agreement, (8) a failure to appoint Dr. Mohapatra as Chief Executive Officer no later than the 2004 annual meeting or May 31, 2004, whichever is earlier, (9) the occurrence of an irreconcilable difference with the non-executive Chairman of the Board of Directors (should such position be established) such that Dr. Mohapatra is unable to effectively carry out his duties and responsibilities under the employment agreement or (10) a failure by the Company to secure written assumption of the agreement by a successor of the Company after a merger or consolidation. 'Change of control' would include (1) a sale or disposition of all or substantially all of Quest Diagnostics' assets or a partial or complete liquidation of Quest Diagnostics or similar transactions, (2) (i) a merger or consolidation in which the surviving entity ceases to be a publicly traded company and Dr. Mohapatra is not the Chief Executive Officer of the publicly traded parent (if any) of the surviving entity or (ii) a merger or consolidation in which the surviving entity is publicly traded and Dr. Mohapatra is not the Chief Executive Officer of such surviving entity or (iii) a merger or consolidation in which the stockholders of the Company immediately prior to such transaction hold less than 50% of the voting power of the Company, (3) the acquisition by any third party of at least 40% of the voting power of the outstanding shares

16   Quest Diagnostics Incorporated   2004 Proxy Statement
     of capital of Quest Diagnostics in a transaction not covered by clause (2) following which Quest Diagnostics ceases to be an independent public company or there is material diminution of Dr. Mohapatra's position, duties or responsibilities or (4) a change in the membership of the Quest Diagnostics Board of Directors as a result of a contested election such that a majority of the Board members at any particular time were initially placed on the Board as a result of such contested election.

SEVERANCE ARRANGEMENTS

    Quest Diagnostics has a severance policy for all executive officers, other than Mr. Freeman and Dr. Mohapatra, whereby:

     Severance is paid to an executive officer if his or her employment is terminated by Quest Diagnostics other than for cause prior to a change of control or Quest Diagnostics fails to renew the severance agreement, in an amount equal to two times the executive officer's annual base salary at the annual rate in effect on the date of termination of employment and two times the annual award of variable compensation at the most recent target level. The executive would also be entitled to participate in Quest Diagnostics' health and welfare plans, to the extent permitted by the terms of the plans and applicable law, for a period of up to two years or until the officer is covered by a successor employer's benefit plans, whichever occurs first.

     If, however, an executive officer's employment is terminated by Quest Diagnostics, other than for cause, during the 12-month period following a change in control, or the ninety-day period prior to a change of control in anticipation of a change of control, the severance benefit will be equal to three times the executive officer's annual base salary at the annual rate in effect on the date of termination of employment and three times the annual award of variable compensation at the most recent target level. Certain executive officers will receive gross-up payments for applicable excise taxes. The executive officer would also be entitled to participate in Quest Diagnostics' health and welfare programs, to the extent permitted by the terms of these plans and applicable law, for a period of up to three years or until the officer is covered by a successor employer's benefit plans, whichever is first. A 'Change of Control' is defined in the policy to include the following: the acquisition by a person of 40% or more of the voting stock of the Company; the membership of the Board of Directors changes as a result of a contested election such that a majority of the Board members at any particular time was initially placed on the Board as a result of such contested election; approval by the Company's stockholders of a merger or consolidation in which the Company ceases to be an independent public company; or a sale or disposition of all or substantially all of the Company's assets or a plan of partial or complete liquidation.

COMPENSATION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors determines the compensation of Quest Diagnostics' executive officers. Currently, the Compensation Committee has three members, each of whom is independent of management under the NYSE listing standards. None of the Committee members has any insider or interlocking relationship with the Company, and each of them is a non-employee director, as these terms are defined in applicable SEC rules.

COMPENSATION PHILOSOPHY

    The Compensation Committee is responsible for ensuring that executive compensation is aligned with Quest Diagnostics' values and strategic objectives and is based on corporate, applicable business unit, and individual performance measures. The Committee intends to design and administer its compensation plans to:

                      Quest Diagnostics Incorporated   2004 Proxy Statement   17

     Be competitive in design and potential to attract and retain talented executives who have the skills and experience required to achieve our strategic intent;

     Incent executives to balance appropriately the interests of our employees, customers and stockholders in accordance with our satisfaction model;

     Pay for performance, with above-market pay opportunity only for performance that exceeds targets and delivers significant value to stockholders;

     Be flexible to adjust for changing business conditions as well as the growth and diversification of the Company;

     Be fiscally responsible and aligned with the Company's budget; and

     Create long-term value for the Company and its stockholders.

    The key elements of executive compensation are base salary, annual incentive awards, and equity participation. Each year the Committee evaluates Quest Diagnostics' performance and executive target and actual compensation levels compared to an executive compensation peer group. The peer group represents the same companies in the Standard & Poors 500 Healthcare Equipment & Services Index used for total stockholder return comparison purposes in the Performance Graph shown on page 21.

BASE SALARY

    Quest Diagnostics sets salaries for most executive officers to approximate median levels in its executive compensation peer group. Base salary adjustments are determined following an assessment of each executive officer's position, performance, potential, and current salary level in relation to market data for similar positions with comparable scope of responsibilities. For critical positions and high-performance and high-potential executives, salary levels may be set above median competitive levels.

ANNUAL INCENTIVE

    The Company's Senior Management Incentive Plan is designed to reward executives for the achievement of objectives linked to the Company's critical success factors. Individual incentive targets are established for plan participants based on competitive levels in the compensation peer group of companies. Incentive target levels are set within the limitations of the plan so as to result in annual cash compensation in the range of 50th to 75th percentile of competitive practice, depending on an executive's responsibilities, future potential, individual performance, and Quest Diagnostics' performance. The Senior Management Incentive Plan is described below under 'Variable Compensation.'

LONG-TERM INCENTIVES

    Long-term incentive compensation is based on annual grants of stock options under the terms of the Employee Equity Participation Program. The Committee believes that these grants directly align stockholder and executive officer interests.

    Stock option grant levels and terms are established to deliver executive total compensation ranging from 50th to 90th percentile competitive levels, depending upon an executive's responsibilities, future potential, individual performance, and Company performance.

COMPENSATION OF THE CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER

    In February 2003, Mr. Freeman entered into a new employment agreement with the Company that is described under 'Employment Agreements'. The employment agreement has a term ending on the earlier of (a) December 31, 2005 or (b) one year following the date (if any) that Mr. Freeman relinquishes, with the consent of the Board, the position of Chief Executive Officer. In accordance with the terms of his employment agreement, Mr. Freeman received a grant of 700,000 stock options and 100,000 restricted shares.

18   Quest Diagnostics Incorporated   2004 Proxy Statement

2003 COMPENSATION ACTIONS: OTHER EXECUTIVE OFFICERS

    In 2003, each executive officer received adjustments to his or her base salary in accordance with the philosophy described above. The salary increases for each executive officer (other than Mr. Freeman) ranged from 3.5% to 28.2%. Prior to these increases, the salaries for these individuals had not been adjusted since 2001.

    Additionally, each executive officer received an award of stock options during 2003. The options granted to each executive officer (other than Mr. Freeman) represented a combination of (1) regular annual option awards and (2) replacement options as described in the Option Grant Table on page 13. This replacement option was issued in order to fully ensure that the Company would be entitled to available tax deductions upon the exercise of the option. The executive officers realized no benefits, financial or otherwise, as a result of the replacement of the option. Each replacement option has the same exercise price (which was above the market price at the time of issuance), the same vesting terms and the same expiration date as the option that it replaced.

VARIABLE COMPENSATION

    The stockholders of the Company approved the Company's Senior Management Incentive Plan (the 'Incentive Plan') at the 2003 annual meeting of stockholders. Each year the Compensation Committee selects the executive officers and officers who participate in the Incentive Plan for that year, subject to a maximum number of ten participants for any year. For 2003, the Compensation Committee selected the Company's six executive officers as participants.

    Under the Incentive Plan, each participant may be paid a bonus of up to 1% of the Company's Earnings (as defined in the Incentive Plan) in the fiscal year, reduced at the discretion of the Compensation Committee by such amount, if any, as the Compensation Committee deems appropriate. For 2003, the maximum bonus payable under the Incentive Plan to each participant was $7,377,980. However, consistent with the compensation philosophy described above, the Compensation Committee reduced the bonus payable to each named executive officer to the amount indicated in the Summary Compensation Table under the caption 'Bonus' (ranging from $174,687 to $1,243,901).

    The award for Mr. Freeman was based on Company-wide performance against a combination of financial and quantitative, operations-based goals.

INTERNAL REVENUE CODE SECTION 162(M)

    Section 162(m) of the Internal Revenue Code of 1986, as amended, precludes a public corporation from taking a tax deduction for annual compensation in excess of $1 million paid to its chief executive officer and the next four most highly paid executive officers, unless certain specific and detailed criteria are satisfied.

    The Committee considers the anticipated tax treatment to Quest Diagnostics and to the executive officers in its review and establishment of compensation programs and payments. The deductibility of compensation payments can depend upon numerous factors, including the nature of the payment and the time when income is recognized under various awards. Certain compensation paid or awarded in prior years may not be fully deductible. Interpretations of and changes in applicable tax laws and regulations as well as other factors beyond the control of the Committee also can affect deductibility of compensation. Quest Diagnostics' general policy is to preserve the tax deductibility of compensation paid to its executive officers, including annual incentive awards paid under the Incentive Plan and grants of stock options and shares of incentive stock under the terms of the Employee Equity Participation Program. The Committee will continue to monitor developments and assess alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable, consistent with its

                      Quest Diagnostics Incorporated   2004 Proxy Statement   19
compensation policies and as determined to be in the best interests of Quest Diagnostics and its stockholders.

THE COMPENSATION COMMITTEE:

William F. Buehler, Chairman
Kenneth D. Brody
John B. Ziegler

REPORT OF THE AUDIT AND FINANCE COMMITTEE

    The primary purpose of the Audit and Finance Committee of the Board of Directors is (1) to assist in the Board's oversight of (a) the quality and integrity of the Company's financial statements and related disclosure, (b) the Company's compliance with legal and regulatory requirements, (c) the independent auditor's qualifications and independence, and (d) the performance of the Company's internal audit function and independent auditor, and (2) to provide advice to the Board on financing activities and other financial matters.

    The Audit and Finance Committee meets with management periodically to consider the adequacy of Quest Diagnostics' internal controls and the objectivity of its financial reporting. The Committee also regularly meets privately with the Quest Diagnostics' independent auditor and with the appropriate Quest Diagnostics personnel and internal auditors to discuss these matters. The Company's internal auditors and independent auditor each have unrestricted access to the Committee. In addition, as part of the Committee's finance activities, the Committee reviews Quest Diagnostics' financing plans and other significant financial policies and actions, and makes recommendations to the full Board of Directors for approval of certain actions. The Committee also appoints the independent auditor and periodically reviews their performance and independence from management and pre-approves all audit and non-audit services, if any, provided by the independent auditor.

    The Board of Directors has adopted a written charter setting out the functions the Committee is to perform, a copy of which is attached as Appendix A to this proxy statement.

    Quest Diagnostics management has primary responsibility for Quest Diagnostics' financial statements and the overall reporting process, including Quest Diagnostics' system of internal controls.

    The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of Quest Diagnostics in conformity with accounting principles generally accepted in the United States of America and discuss with the Committee any issues they believe should be raised.

    In the performance of its oversight role, the Committee reviewed Quest Diagnostics' audited financial statements and met with both management and PricewaterhouseCoopers LLP, the independent auditor, to discuss those financial statements. The members of the Committee are not full-time employees of Quest Diagnostics and are not, and do not represent to be, performing the functions of auditors or accountants. Management has represented to the Committee that the financial statements were prepared in accordance with generally accepted accounting principles.

    The Committee has received from and discussed with PricewaterhouseCoopers LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm's independence from Quest Diagnostics. In addition, the Committee reviewed all services provided by PricewaterhouseCoopers LLP to Quest Diagnostics, and the corresponding fees, in considering whether non-audit services were compatible with maintaining PricewaterhouseCoopers' independence from Quest Diagnostics. The Committee also discussed with

20   Quest Diagnostics Incorporated   2004 Proxy Statement

PricewaterhouseCoopers LLP any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

    Based on these reviews and discussions, the Committee recommended to the Board of Directors that Quest Diagnostics' audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and the Board of Directors gave its approval.

THE AUDIT AND FINANCE COMMITTEE:

James F. Flaherty III, Chairman
Rosanne Haggerty
Dan C. Stanzione

PERFORMANCE COMPARISON

    Set forth below is a line graph comparing the cumulative total stockholder return on Quest Diagnostics' common stock since December 31, 1998, based on the market price of the Company's common stock and assuming reinvestment of dividends, with the cumulative total stockholder return of companies on the Standard & Poor's 500 Stock Index and the S&P 500 Healthcare Equipment & Services Index.

                QUEST DIAGNOSTICS INCORPORATED PERFORMANCE GRAPH

                               [PERFORMANCE GRAPH]

                                                Total Stockholder Return                      Performance Graph Values
                                          ------------------------------------         ---------------------------------------
                          Closing                                        S&P                                             S&P
                            DGX                           S&P            500                             S&P             500
Date                      Price(1)         DGX            500            H.C.            DGX             500            H.C.
----                      --------         ---            ---            ----            ---             ---            ----
12/31/1998                $ 8.9063          5.56%         28.58%         17.26%        $100.00         $100.00         $100.00
12/31/1999                $15.2813         71.58%         21.04%        -20.90%        $171.58         $121.04         $ 79.10
12/31/2000                $71.00          364.62%         -9.10%         56.58%        $797.19         $110.02         $123.85
12/31/2001                $71.71            1.00%        -11.89%         -4.29%        $805.16         $ 96.95         $118.54
12/31/2002                $56.90          -20.65%        -22.10%        -13.53%        $638.88         $ 75.52         $102.50
12/31/2003                $73.11           28.49%         28.68%         28.15%        $820.88         $ 97.18         $131.36

(1) All values are adjusted to reflect the Company's two-for-one stock split that occurred on May 31, 2001.

                      Quest Diagnostics Incorporated   2004 Proxy Statement   21

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth the number of shares of Quest Diagnostics' common stock beneficially owned as of March 1, 2004 by (1) each person who is known to Quest Diagnostics to own beneficially more than 5% of the common stock,
(2) each director of Quest Diagnostics and each nominee, (3) each named executive officer and (4) all directors, nominees and executive officers of Quest Diagnostics as a group.

                                                            Number of Shares                Percentage
                          Name                             Beneficially Owned             of Class (2)(4)
                          ----                             ------------------             ---------------
GlaxoSmithKline plc......................................      22,128,672(1)                   21.3%
John C. Baldwin..........................................               0                     *
Kenneth D. Brody.........................................          19,611(2)                  *
William F. Buehler.......................................          34,537(2)                  *
Mary A. Cirillo..........................................          39,626(2)(3)               *
James F. Flaherty III....................................           5,176(2)                  *
Kenneth W. Freeman.......................................       1,858,816(4)                    1.8%
William R. Grant.........................................          47,976(2)(5)               *
Robert A. Hagemann.......................................         205,141(4)                  *
Rosanne Haggerty.........................................           4,999(2)                  *
Gerald C. Marrone........................................         175,652(4)                  *
Surya N. Mohapatra.......................................         417,813(4)                  *
Dan C. Stanzione.........................................          36,611(2)                  *
Gail R. Wilensky.........................................          30,611(2)                  *
David M. Zewe............................................         125,704(4)                  *
John B. Ziegler..........................................          23,719(2)(6)               *
All Directors, Nominees and Executive Officers as a Group
  (16 persons)...........................................       3,148,586(2)(4)(7)              3.0%

---------

*  Less than 1%.

(1) The business address of GlaxoSmithKline plc is Glaxo Wellcome House, Berkeley Avenue, Greenford, Middlesex UB6/ONN, England. The ownership information is based solely on the information contained on a Schedule 13D filed by GlaxoSmithKline plc with the SEC in May 2002. SmithKline Beecham Corporation, a wholly owned subsidiary of GlaxoSmithKline plc, holds the shares of record.

(2) Includes options issued under the Stock Option Plan for Non-Employee Directors that are presently exercisable or exercisable within 60 days. Mr. Brody, Mr. Buehler, Ms. Cirillo, Mr. Flaherty, Mr. Grant, Ms. Haggerty, Dr. Stanzione, Dr. Wilensky, and Mr. Ziegler have the right to purchase 9,999, 29,537, 36,999, 3,176, 47,976, 4,999, 33,999, 27,999 and 23,719 shares, respectively, pursuant to such presently exercisable options.

(3) In addition, Ms. Cirillo has credited to her account the equivalent of 8,652 shares of Quest Diagnostics common stock under Quest Diagnostics Deferred Compensation Plan for Directors. Deferred fees will be paid solely in cash at or following termination of service as a director, with the amount of the payment based on the then current value of Quest Diagnostics common stock.

(4) Includes shares of common stock which are subject to options issued under Quest Diagnostics 1999 Employee Equity Participation Program that are presently exercisable or exercisable within 60 days. Mr. Freeman, Mr. Hagemann, Mr. Marrone, Dr. Mohapatra and Mr. Zewe have the right to purchase 1,518,157, 165,223, 125,883, 333,592, and 107,166 shares, respectively, pursuant to such presently exercisable options.

(5) Mr. Grant was nominated to be a director of the Company by SmithKline Beecham plc, a subsidiary of GlaxoSmithKline plc, pursuant to the Stockholders Agreement discussed below. Mr. Grant, a former director of SmithKline Beecham, disclaims beneficial ownership of the shares of common stock owned by SmithKline Beecham.

(6) Mr. Ziegler was nominated to be a director of the Company by SmithKline Beecham plc, a subsidiary of GlaxoSmithKline plc, pursuant to the Stockholders Agreement discussed below.

                                              (footnotes continued on next page)

22   Quest Diagnostics Incorporated   2004 Proxy Statement

(footnotes continued from previous page)
    Mr. Ziegler, President, Worldwide Consumer Healthcare of GlaxoSmithKline, disclaims beneficial ownership of the shares of common stock owned by SmithKline Beecham.

(7) Includes 932 shares owned by the spouses and children of certain executive officers and directors as to which such officers and directors disclaim beneficial ownership.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

OPCENTER

    During 2003, OPCENTER billed Quest Diagnostics approximately $2.1 million for consulting and recruiting services provided in various areas including information technology. Mary Cirillo, a director of Quest Diagnostics, is the majority stockholder and Chairman of OPCENTER. As of May 4, 2004, Mary Cirillo will retire as a director of Quest Diagnostics. Quest Diagnostics expects to continue to receive services from OPCENTER during 2004.

GLAXOSMITHKLINE

    SmithKline Beecham Corporation, a subsidiary of GlaxoSmithKline plc, owns 22,128,672 shares of Quest Diagnostics' common stock, which it obtained on August 16, 1999 as consideration, together with $1.025 billion in cash (prior to giving effect to a $95 million post-closing purchase price reduction), for its sale of SBCL to Quest Diagnostics. SmithKline Beecham Corporation ('SmithKline Beecham') originally received 25,128,672 shares in the transaction (adjusted for the stock split in May 2001). In addition to the two agreements discussed below, in connection with the purchase of SBCL, SmithKline Beecham agreed to indemnify Quest Diagnostics, on an after tax basis, against certain matters primarily related to taxes and billing and professional liability claims. At December 31, 2003, accounts payable and accrued expenses included $21 million due to SmithKline Beecham, primarily related to tax benefits associated with indemnifiable matters.

STOCKHOLDERS AGREEMENT

    At the closing of the acquisition of SBCL, SmithKline Beecham and Quest Diagnostics entered into a stockholders agreement. During the ten-year term of the stockholders agreement, SmithKline Beecham has the right to designate two nominees to the Quest Diagnostics' Board of Directors (or, if required by UK GAAP, three nominees if the Company's Board of Directors consists of more than ten directors) as long as SmithKline Beecham owns at least 20% of the outstanding common stock of Quest Diagnostics. The stockholders agreement imposes limitations on the right of SmithKline Beecham to sell or vote its shares and prohibits SmithKline Beecham from acquiring in excess of 29.5% of the outstanding common stock of Quest Diagnostics.

CLINICAL TRIALS AGREEMENT

    At the closing of the acquisition of SBCL, SmithKline Beecham and Quest Diagnostics entered into a global clinical trials testing agreement, under which SmithKline Beecham would use Quest Diagnostics as the primary provider of SmithKline Beecham's clinical trials testing requirements for ten years. In December 2002, Quest Diagnostics entered into a new long-term agreement with GlaxoSmithKline plc (formed from the SmithKline Beecham and Glaxo Wellcome merger in December 2000) under which Quest Diagnostics will be the exclusive provider of central laboratory testing services to support GlaxoSmithKline's global clinical testing requirements. In addition, on a selected basis, Quest Diagnostics will provide support for other early stage research and development activity. GlaxoSmithKline will pay Quest Diagnostics based upon a fee schedule attached to the global clinical trials agreement, subject to adjustment. During 2003, Quest Diagnostics billed approximately $50 million to GlaxoSmithKline with respect to services primarily performed under the clinical trials agreement. This amount represents approximately 1% of Quest Diagnostics' net revenues for 2003 and about 0.1% of GlaxoSmithKline's net revenues for 2003.

                      Quest Diagnostics Incorporated   2004 Proxy Statement   23

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership of, and transactions in, our equity securities with the SEC. Such directors, executive officers and 10% stockholders are also required to furnish us with copies of all Section 16(a) reports they file.

    Based solely on a review of Forms 3 and 4 and amendments thereto furnished to Quest Diagnostics during 2003, and Form 5 and amendments thereto furnished to Quest Diagnostics with respect to 2003, Quest Diagnostics believes that all reports required by Section 16(a) of the Exchange Act were filed on a timely basis (or within one business day following the due date), except that, in February 2003, a Form 4 was filed late by Kenneth Freeman and by James Flaherty. Each of these reports related to one transaction (involving a share grant to Mr. Freeman and an option grant to Mr. Flaherty).

STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

    Stockholders who, in accordance with the SEC's Rule 14a-8, wish to present proposals for inclusion in the proxy material to be distributed by us in connection with our 2005 annual meeting of stockholders must submit their proposal to our Secretary on or before December 12, 2004. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

    In accordance with the Company's By-laws, in order to be properly brought before the 2005 annual meeting of stockholders, a stockholder's notice of the matter the stockholder wishes to present must be delivered to the Secretary of Quest Diagnostics at its principal executive offices at One Malcolm Avenue, Teterboro, New Jersey 07608. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of our By-laws (and not pursuant to the SEC's Rule 14a-8) must be received between January 1 and February 15 of 2005.

VOTING VIA THE INTERNET OR BY TELEPHONE

    Provision has been made for you to vote your shares of common stock via the Internet or by telephone. You may also vote your shares by mail. Please see the proxy card or voting instruction form accompanying this proxy statement for specific instructions on how to cast your vote by any of these methods.

    Votes submitted via the Internet or by telephone must be received by 12:00 midnight, Eastern time, on May 3, 2004. Submitting your vote via the Internet or by telephone will not affect your right to vote in person should you decide to attend the annual meeting of stockholders.

    The Internet and telephone voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. We have been advised that the Internet and telephone voting procedures that have been made available to you are consistent with the requirements of applicable law. Stockholders voting via the Internet and by telephone should understand that there may be costs associated with voting in these manners, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

ADDITIONAL INFORMATION

    Quest Diagnostics files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The Company's SEC filings are also available to the public from commercial document retrieval services and at the Internet web site maintained by the SEC at www.sec.gov. Reports, proxy statements and other information should also be available for inspection at the offices of the New York Stock Exchange.

24   Quest Diagnostics Incorporated   2004 Proxy Statement

    To the extent that this proxy statement is incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections of this proxy statement entitled 'Report on Executive Compensation,' 'Report of the Audit and Finance Committee,' (to the extent permitted by the rules of the SEC) and 'Performance Comparison,' will not be deemed incorporated, unless specifically provided otherwise in such filing.

    The annual report to stockholders is being sent in connection with this proxy statement and includes (other than the exhibits thereto) the entire annual report on Form 10-K for the year ended December 31, 2003. UPON REQUEST, THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2003 TO EACH RECORD OR BENEFICIAL OWNER OF ITS COMMON STOCK. Such requests should be directed to:

                           Quest Diagnostics Incorporated
                               One Malcolm Avenue
                          Teterboro, New Jersey 07608
                            Attn: Investor Relations
                                 (201) 393-5030

                                              By Order of the Board of Directors

                                              Sirisha Gummaregula
                                              Secretary

                      Quest Diagnostics Incorporated   2004 Proxy Statement   25

                                                                      APPENDIX A

                         QUEST DIAGNOSTICS INCORPORATED
                      AUDIT AND FINANCE COMMITTEE CHARTER

PURPOSE

    The primary purpose of the Committee is (1) to assist in the Board's oversight of (a) the quality and integrity of the Company's financial statements and related disclosures, (b) the Company's compliance with legal and regulatory requirements, (c) the independent auditor's qualifications and independence, and
(d) the performance of the Company's internal audit function and independent auditor and (2) to provide advice to the Board on financing activities and other financial matters. In connection with the Committee's responsibility for oversight of the Company's compliance with legal and regulatory requirements, the Committee acknowledges that the Company's Quality, Safety & Compliance Committee will continue to be primarily responsible for oversight of the Company's compliance with legal and regulatory requirements other than securities and accounting laws and regulations. In furtherance of its purpose, the Committee will maintain unrestricted and open communication between the Board of Directors, the independent auditor, the internal auditors and the financial management of the Company.

COMPOSITION

1. Members. The Committee shall consist of as many members as the Board shall determine, but in any event not fewer than three members. The members of the Committee shall be appointed annually by the Board upon the recommendation of the Governance Committee.

2. Qualifications. Each member of the Committee shall be a person who the Board has determined meets the independence standards under the rules of the New York Stock Exchange, Rule 10A-3 under the Securities Exchange Act of 1934 and such other requirements as the Board shall determine. The Board shall also determine that each member of the Committee is financially literate, or that each member will become financially literate within a reasonable period of time after appointment to the Committee, and that one member of the Committee has accounting or related financial management expertise, as such qualifications are interpreted by the Board in its business judgment, and whether any member of the Committee is an 'audit committee financial expert', as defined by the rules of the Securities and Exchange Commission.

3. Limitation on Number of Boards. No director may serve as a member of the Committee if such director serves on the audit committees of more than three other public companies unless the Board of Directors determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee, and discloses this determination in the Company's annual proxy statement.

4. Chair. The Chair of the Committee shall be appointed by the Board upon recommendation of the Governance Committee.

5. Removal and Replacement. The members of the Committee may be removed or replaced, and any vacancies on the Committee shall be filled, by the Board upon the recommendation of the Governance Committee.

OPERATIONS

1. Meetings. The Chair of the Committee, in consultation with the Committee members, shall determine the schedule and frequency of the Committee meetings. At all meetings of the Committee, the presence of a majority of the members of the Committee shall be necessary and sufficient to constitute a quorum for the transaction of business. Except when otherwise required by statute, the vote of a majority of the members of the Committee present and acting at a meeting at which a quorum is present shall be the act of the Committee. In the absence of a quorum, a majority of the members of the Committee present may adjourn the meeting from time to time, until a quorum shall be present. The Committee may also act by unanimous written consent of all the members.

26   Quest Diagnostics Incorporated   2004 Proxy Statement

2. Agenda. The Chair of the Committee shall develop and set the Committee's agenda, in consultation with management. The agenda and information concerning the business to be conducted at each Committee meeting shall, to the extent practical, be communicated to the members of the Committee in advance of each meeting.

3. Report to Board. At each regular meeting of the Board, the Committee shall report to the Board on any meetings held or actions taken by the Committee since the last regular meeting of the Board with such recommendations as the Committee shall deem appropriate.

4. Self-Evaluation; Assessment of Charter. The Committee shall conduct an annual self-evaluation of its performance and shall report to the Board the results of the self-evaluation. The performance evaluation of the Committee shall be conducted in such manner as the Committee deems appropriate. The Committee shall assess the adequacy of this Charter periodically (not less than annually) and recommend any changes to the Board.

AUTHORITY AND DUTIES

    In furtherance of its purpose, the Committee shall:

     INDEPENDENT AUDITOR'S QUALIFICATIONS AND INDEPENDENCE:

    (a) Be directly responsible for the appointment, retention, compensation, evaluation and oversight of the work of the independent auditor employed by the Company to audit its financial statements or perform related services, including the resolution of disagreements between management and the independent auditor regarding financial reporting. The independent auditor shall report directly to the Committee and, although the auditor appointment may be subject to stockholder ratification, the Board and the Committee shall retain the discretion to retain the independent auditor and may change the appointment of the independent auditor at any time if they determine that such change is in the best interests of the Company and its shareholders.

    (b) Be directly responsible for the appointment, compensation, retention and oversight of the work of any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or to perform audit, review or attestation services, which the firm shall also report directly to the Committee.

    (c) Have the sole authority to pre-approve, or to adopt appropriate procedures to pre-approve, all audit and non-audit services to be provided by the independent auditor.

    (d) Obtain and review with the lead audit partner, annually or more frequently as the Committee considers appropriate, a report by the independent auditor describing: the independent auditor's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry, review or investigation by governmental, professional or other regulatory authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with these issues; and (to assess the independent auditor's independence) all relationships between the independent auditor and the Company, including each non-audit service provided to the Company and the matters set forth in Independence Standards Board No. 1.

    (e) Review the experience, qualifications and performance of the senior members of the independent auditor team.

    (f) Discuss with management the timing and process for implementing the rotation of the lead audit partner, the concurring partner and any other active audit engagement team partner and consider whether there should be a regular rotation of the audit firm itself.

    (g) Pre-approve the hiring of any employee or former employee of the independent auditor who was a member of the Company's independent audit team during the preceding three fiscal years. In addition, the Committee shall pre-approve the hiring of any employee or former employee of the independent auditor (within the preceding three fiscal years) for senior positions within the Company, regardless of whether that person was a member of the Company's audit team.

                      Quest Diagnostics Incorporated   2004 Proxy Statement   27

     PERFORMANCE OF THE INTERNAL AUDIT FUNCTION AND INDEPENDENT AUDITOR

    (a) Meet with the internal auditor, independent auditor and financial management to review the scope, planning and staffing of the proposed audit for the current year and, at the conclusion thereof, review such audit, including any comments or recommendations of the independent auditor and inquire about whether any undue time pressures were placed on the independent auditor.

    (b) Review the organization, responsibilities, plans, results, budget and staffing of the internal audit function, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the summary of findings from completed and in progress internal audits.

    (c) Review and concur in the appointment, replacement, reassignment or dismissal of the Director of Internal Audit and advise the Director of Internal Audit that he or she is expected to provide to the Committee summaries of and, as appropriate, the significant reports to management prepared by the internal auditing department and management's responses thereto.

    (d) Take into account the opinions of management and the Company's internal auditors in assessing the independent auditor's qualifications, performance and independence.

    (e) Review and discuss with the independent auditor, internal auditors and financial management, the quality, adequacy and effectiveness of the Company's internal controls and any significant deficiencies or material weaknesses in the design or operation of such internal controls and elicit any recommendations for the improvement of such internal controls.

    (f) Review the Company's policies with respect to risk assessment and risk management.

     FINANCIAL STATEMENTS, ACCOUNTING PRINCIPLES AND RELATED DISCLOSURES

    (a) Review and discuss the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Company's disclosures under 'Management's Discussion and Analysis of Financial Condition and Results of Operations' before the filing of the Company's Form 10-K and Form 10-Q.

    (b) Review and discuss with management earnings press releases before they are issued and the types of financial information and earnings guidance provided to analysts and rating agencies.

    (c) Review in a timely manner with the independent auditor: (1) all critical accounting policies and practices used by the Company in preparing its financial statements, (2) all alternative treatments of financial information within United States generally accepted accounting principles that have been discussed with management, ramifications of the use of these alternative disclosures and treatments, and the treatment preferred by the independent auditor, and (3) other material communications between the independent auditor and management, such as any 'management' letter or schedule of unadjusted differences. In addition, the Committee shall review with the independent auditor any audit problems or difficulties and management's response.

    (d) Review with management, and any outside professionals as the Committee considers appropriate, the adequacy and effectiveness of the Company's disclosure controls and procedures, and elicit any recommendations for the improvement of such controls and procedures.

    (e) Review with management, and any outside professionals as the Committee considers appropriate, important trends and developments in financial reporting practices and requirements and their effect on the Company's financial statements.

    (f) Prepare the Committee's report required by the Securities and Exchange Commission to be included in the Company's annual proxy statement.

    (g) Consider any reports or communications (and management's and/or the internal audit department's responses thereto) submitted to the Committee by the independent auditors

28   Quest Diagnostics Incorporated   2004 Proxy Statement
        required by or referred to in SAS 61 (communication with Audit Committees), as it may be modified or supplemented, or other professional standards.

     COMPLIANCE WITH LEGAL AND REGULATORY REQUIREMENTS

    (a) Obtain and review reports from management, the internal auditor, the independent auditor and the Quality, Safety & Compliance Committee regarding legal matters (including the status of pending litigation) and compliance with all applicable legal and regulatory requirements that may have a material effect on the Company's business, financial statements or compliance policies, including any material reports or inquiries from regulatory or governmental agencies.

    (b) Obtain and review reports from management and the Quality, Safety & Compliance Committee regarding the adequacy and effectiveness of the Company's procedures to ensure compliance with its legal and regulatory responsibilities.

    (c) Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, auditing matters or potential violations of law and
        (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

     FINANCE RESPONSIBILITIES

   Give advice and make recommendations with regard to investments, debt financings, stock issuances, stock repurchases, dividend payments and other significant financial policies and actions.

     GENERAL RESPONSIBILITIES

    (a) Periodically meet separately with the internal auditor and independent auditor without members of management present. The Committee shall meet separately with the independent auditor at or in connection with every in-person meeting of the Committee at which the independent auditor is present.

    (b) Periodically meet separately with members of management without the internal auditor or independent auditor present.

    (c) Discharge such other responsibilities as may be delegated by the Board.

CLARIFICATION OF THE COMMITTEE'S ROLE

    The foregoing list of duties is not exhaustive, and the Committee may, in addition, perform such other functions as it may deem necessary or appropriate for the performance of its duties. The Committee shall have the power to delegate its authority and duties to subcommittees or individual members of the Committee, as it deems appropriate in accordance with applicable laws and regulations and the requirements of the New York Stock Exchange.

    The Committee's responsibility is one of oversight. It is the responsibility of the Company's management to prepare consolidated financial statements in accordance with applicable laws and regulations and to maintain appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The Company's independent auditor is responsible for planning and carrying out a proper audit of the Company's financial statements. Therefore, each member of the Committee shall be entitled to rely, to the fullest extent permitted by law, on the integrity of those persons and organizations within and outside the Company from whom he or she receives information, and the accuracy of the financial and other information provided to the Committee by such persons or organizations. In discharging its oversight role, the Committee shall have full access to all Company books, records, facilities and personnel. In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Company and are not, and do not represent to be, performing the functions of auditors or accountants.

    The Committee shall have the power to retain counsel, accountants, auditors or other advisors as and on such terms as the Committee deems appropriate to discharge its duties and responsibilities. The Committee shall receive appropriate funding, as determined by the Committee, from the Company to pay any such counsel, accountants, auditors or other advisors.

                      Quest Diagnostics Incorporated   2004 Proxy Statement   29

                              [QUEST DIAGNOSTICS LOGO]

MI1339

                                                                     Appendix 1


                         QUEST DIAGNOSTICS INCORPORATED
                               One Malcolm Avenue
                           Teterboro, New Jersey 07608



Quest Diagnostics Incorporated will be holding its Annual Meeting of Stockholders on May 4, 2004. The enclosed Notice of Annual Meeting provides information regarding the matters that are expected to be voted on at the meeting. Your vote is important to us. Even if you plan to attend the meeting, please read the enclosed materials and vote through the Internet, by telephone or by mailing the Proxy Card below.

Telephone and Internet Voting

On the reverse side of this card are instructions on how to vote through the Internet or by telephone. Please consider voting through one of these methods. Your vote is recorded as if you mailed in your Proxy. We believe voting through the Internet or by telephone is convenient, and it also saves money.

Thank you in advance for your participation in our 2004 Annual Meeting.


Quest Diagnostics Incorporated









           Please fold and detach card at perforation before mailing.
--------------------------------------------------------------------------------
QUEST DIAGNOSTICS INCORPORATED                   PROXY / VOTING INSTRUCTION FORM
--------------------------------------------------------------------------------


1. ELECTION OF DIRECTORS             FOR all   WITHHOLD all   FOR all except(*)
                                       [ ]         [ ]               [ ]

   Nominees: (01) William R. Grant
             (02) Surya N. Mohapatra
             (03) John C. Baldwin


   * (INSTRUCTION: To withhold authority to vote for any individual nominee, strike that nominee's name in the list above.)

   Your Board of Directors Recommends that You Vote FOR ALL THE LISTED NOMINEES for terms expiring in 2007.

2. Proposal to ratify the              FOR       AGAINST           ABSTAIN
   appointment of                      [ ]         [ ]               [ ]
   PricewaterhouseCoopers LLP as
   independent auditors for the
   fiscal year ending December 31,
   2004.

   Your Board of Directors Recommends that You Vote FOR this Proposal.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

--------------------------------------------------------------------------------
                               VOTE BY TELEPHONE
--------------------------------------------------------------------------------
Have your proxy card available when you call the Toll-Free number 1-800-542-1160 using a touch-tone telephone, and follow the simple instructions to record your vote.

--------------------------------------------------------------------------------
                                VOTE BY INTERNET
--------------------------------------------------------------------------------
Have your proxy card available when you access the website http://www.votefast.com, and follow the simple instructions to record your vote.

--------------------------------------------------------------------------------
                                  VOTE BY MAIL
--------------------------------------------------------------------------------
Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Stock Transfer Dept, National City Bank, P.O. Box 94509, Cleveland, OH 44101-4509. Mailed proxies must be received on or before 12:00 midnight, E.D.T. on May 3, 2004.



--------------------------------------------------------------------------------
                                Vote by Telephone
                             Call toll-free using a
                                touch-tone phone:
                                 1-800-542-1160
--------------------------------------------------------------------------------
                                Vote by Internet
                             Access the website and
                                 cast your vote:
                             http://www.votefast.com
--------------------------------------------------------------------------------
                                  Vote by Mail
                                Return your proxy
                               in the postage-paid
                               envelope provided.
--------------------------------------------------------------------------------


                       Vote 24 hours a day, 7 days a week!
   Your telephone or Internet vote must be received by 12:00 midnight, E.D.T.
      on May 3, 2004, to assure that it is counted in the final tabulation.

 PLEASE DO NOT VOTE BY MORE THAN ONE METHOD. THE LAST VOTE RECEIVED WILL BE THE OFFICIAL VOTE. DO NOT RETURN THIS PROXY IF YOU ARE VOTING BY THE INTERNET OR BY
                                   TELEPHONE.

                                 CONTROL NUMBER:

                   This Proxy must be signed and dated below.
           Please fold and detach card at perforation before mailing.
--------------------------------------------------------------------------------
QUEST DIAGNOSTICS INCORPORATED                   PROXY / VOTING INSTRUCTION FORM
--------------------------------------------------------------------------------
This proxy is solicited on behalf of the Board of Directors.

The undersigned stockholder hereby appoints Michael E. Prevoznik, Sirisha Gummaregula and Leo Farrenkopf, and each of them, each with full power of substitution, proxies to represent the undersigned stockholder and to vote all shares of Common Stock of Quest Diagnostics Incorporated that the stockholder would be entitled to vote on all matters which come before the Annual Meeting of Stockholders to be held at the Short Hills Hilton, 41 John F. Kennedy Parkway, Short Hills, NJ, 07078 on Tuesday, May 4, 2004, at 10:30 a.m. E.D.T., and any adjournment of that meeting.

If this Proxy is properly executed, the shares represented by this Proxy will be voted as specified. If no specification is made, the shares represented by this Proxy will be voted for the election of all nominees named on this Proxy as directors and for approval of the proposal identified on this Proxy. The shares represented by this Proxy will be voted in the discretion of the proxies on any other matters that may come before the meeting.


                                                --------------------------------
                                                Signature(s)


                                                --------------------------------
                                                Signature(s)

                                                Date:_____________________, 2004


                                                IMPORTANT - Please sign exactly
                                                as your name(s) appears on this
                                                Proxy. When signing on behalf of
                                                a corporation, partnership,
                                                estate or trust, indicate title
                                                or capacity of person signing.
                                                If shares are held jointly, each
                                                holder must sign.